                                                                    EXHIBIT 99.1


                       QUARTERLY SERVICER'S CERTIFICATE
              (to be delivered pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement on or before each Remittance Date)

                Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------
CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                     SCE-1
--------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

            COLLECTION PERIODS: DECEMBER 1997 THROUGH FEBRUARY 1998
                       DISTRIBUTION DATE: MARCH 25, 1998

     Capitalized terms used in this Quarterly Servicer's Certificate have their respective meanings set forth in the Transaction Property Servicing Agreement.

     In WITNESS HEREOF, the undersigned has duly executed and delivered this Quarterly Servicer's Certificate this 16th day of March, 1998.

                SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                         By      /s/ Mary C. Simpson
                             ------------------------
                         Title  Assistant Treasurer
                                ---------------------

                       QUARTERLY SERVICER'S CERTIFICATE
              (to be delivered pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement on or before each Remittance Date)

                Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------
CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                     SCE-1
--------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

            COLLECTION PERIODS: DECEMBER 1997 THROUGH FEBRUARY 1998
                       DISTRIBUTION DATE: MARCH 25, 1998

1.  AS OF THIS PAYMENT DATE
     a.  Required Overcollateralization Level                                                     $      307,875.00
     b.  Required Capital Level                                                                       12,215,000.00
     c.  Outstanding principal balance of Series 1997-1 Notes
        i.  prior to giving effect to any payments made on this Payment Date                       2,463,000,000.00
        ii.  per Expected Amortization Schedule                                                    2,450,646,234.00

2.  AMOUNTS AVAILABLE FOR DISTRIBUTION THIS PAYMENT DATE:
     a.  Remittances for December 1997 Collection Period                                          $    3,055,967.54
     b.  Remittances for January 1998  Collection Period                                              20,084,173.03
     c.  Remittances for February 1998 Collection Period                                              34,437,053.68
     d.  Net Earnings on Collection Account                                                              199,962.89
     e.  General Subaccount Balance (sum of A through D above)                                        57,777,157.14
     f.  Reserve Subaccount Balance                                                                               -
     g.  Overcollateralization Subaccount Balance                                                                 -
     h.  Capital Subaccount Balance                                                                   12,215,000.00
     i.  Collection Account Balance (sum of E through H above)                                        69,992,157.14

3.  DISTRIBUTION OF AMOUNTS REMITTED:
     a.  Note, Delaware, Certificate Trustee Fees                                                 $        2,000.00
     b.  Servicing Fees                                                                                1,539,375.00
     c.  Quarterly Administration Fees                                                                    25,000.00
     d.  Operating Expenses (up to a maximum of $100,000.00)                                               5,527.48
     e.  Quarterly Interest                                                                           44,566,315.38
     f.  Principal Due and Payable                                                                                -
     g.  Quarterly Principal                                                                          12,353,766.00
     h.  Operating Expenses in excess of those in D above                                                         -
     i.  Deposit to Overcollateralization Subaccount (up to required level)                                       -
     j.  Deposit to Capital Subaccount (up to required level)                                                     -
     k.  Released to the Note Issuer: Net earnings on Collection Account                                          -
     l.  Released to the Note Issuer upon Series retirement: Overcollateralization Subaccount                     -
     m.  Released to the Note Issuer upon Series retirement:  Capital Subaccount Balance                          -
     n.  Deposit to Reserve Account                                                                               -
     o.  Released to the Note Issuer upon Series retirement: Collection Account                                   -
                                                                                                -------------------
          TOTAL                                                                                   $   58,491,983.86
                                                                                                ===================

4.  FOR THIS PAYMENT DATE
     a.  Withdrawal, if any, from Reserve Subaccount                                              $               -
     b.  Withdrawal, if any, from Overcollateralization Subaccount                                                -
     c.  Withdrawal, if any, from Capital Subaccount                                                     714,826.72


                       QUARTERLY SERVICER'S CERTIFICATE
              (to be delivered pursuant to Section 4.01(d)(ii) of the Transition Property Servicing Agreement on or before each Remittance Date)

                Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------
CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                     SCE-1
--------------------------------------------------------------------------------
Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the "Transition Property Servicing Agreement") between Southern California Edison Company, as Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

            COLLECTION PERIODS: DECEMBER 1997 THROUGH FEBRUARY 1998
                       DISTRIBUTION DATE: MARCH 25, 1998

5.  FOR THIS PAYMENT DATE
    a.  Current Payment Date                                              March 25, 1998
    b.  Prior Payment Date*                                            December 11, 1997
    c.  30/360 Days in Interest Accrual Period (a-b                                  104

6.  INTEREST DUE AND PAYABLE AS OF THIS PAYMENT DATE

                                   Principal Amount
                                (before giving effect                                 Interest Due
                                   to any payments)        Note Interest Rate        for this Period             Interest Paid
                                         (A)                      (B)              (A x B x 5c / 360)             this Period
                                ---------------------      ------------------      ------------------             ------------
     a.  Class A-1                  $246,300,000.00              5.98%            $    4,254,969.33              $ 4,254,969.33
     b.  Class A-2                   307,251,868.00              6.14%                 5,449,965.36                5,449,965.36
     c.  Class A-3                   247,840,798.00              6.17%                 4,417,624.54                4,417,624.54
     d.  Class A-4                   246,030,125.00              6.22%                 4,420,887.98                4,420,887.98
     e.  Class A-5                   360,644,658.00              6.28%                 6,542,895.53                6,542,895.53
     f.  Class A-6                   739,988,148.00              6.38%                13,638,803.78               13,638,803.78
     g.  Class A-7                   314,944,403.00              6.42%                 5,841,168.86                5,841,168.86

7. PRINCIPAL AMOUNT AS OF THIS PAYMENT DATE

                                                                                                               Difference Between
                                                                                                                  Outstanding
                                                                                                               Principal Amount
                                  Principal Amount                                  Principal Amount           and Amount Shown
                                (before giving effect                             (after giving effect            on Expected
                                  to any payments)         Principal Payment        to any payments)             Amortization
                                         (A)                      (B)                   (A - B)                    Schedule
                                 ---------------------     -----------------       -------------------         ------------------
     a.  Class A-1                    $246,300,000.00           $12,353,766.00       $  233,946,234.00        $           -
     b.  Class A-2                     307,251,868.00                        -          307,251,868.00                    -
     c.  Class A-3                     247,840,798.00                        -          247,840,798.00                    -
     d.  Class A-4                     246,030,125.00                        -          246,030,125.00                    -
     e.  Class A-5                     360,644,658.00                        -          360,644,658.00                    -
     f.  Class A-6                     739,988,148.00                        -          739,988,148.00                    -
     g.  Class A-7                     314,944,403.00                        -          314,944,403.00                    -
                                                                                     -----------------
                                                                         Total       $2,450,646,234.00
                                                                                     -----------------
     Projected outstanding balance of Series 1997-1                                  $2,450,646,234.00

8.  ENDING BALANCE THIS PAYMENT DATE:
     a.  Reserve Subaccount                                $              -
     b.  Overcollateralization Subaccount                                 -
     c.  Capital Subaccount                                      11,500,173.28

* or Series Issuance Date in the case of the first payment date.